[LETTERHEAD OF COOPERS & LYBRAND L.L.P.]


January 24, 1997



Securities and Exchange Commission
450 5th Street, NW
Washington, DC  20549

Gentlemen,

We have read the statements made by Phoenix Information Systems Corp. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of January 1997. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.